                                                                      Exhibit 99

                                                   News Release


For Immediate Release         Contacts:  Investors        Media
                                         ---------        -----
                                         Bill Newbould    Christopher Allman
                                         (610) 651-6122   (610) 651-6546


                CENTOCOR ACHIEVES RECORD QUARTERLY PRODUCT SALES
              - Announces Positive X-Ray Data From Attract Trial -

MALVERN, Pa., July 21, 1999 - Centocor, Inc. (Nasdaq: CNTO) today reported net income of $9.1 million, or $0.13 per basic and diluted earnings per share, for the second quarter of 1999. In the second quarter of 1998, net income from operations, excluding a net after-tax gain from significant one-time events of $17.4 million, or $0.24 per basic and diluted share, was $1.9 million, or $0.03 per basic and diluted share.

Centocor also announced that it has obtained and plans to submit to the Food and Drug Administration (FDA) positive radiographic (x-ray) data at 30 and 54 weeks from an ongoing clinical study of REMICADE /TM/ (infliximab) in patients with rheumatoid arthritis. The results show a benefit favoring REMICADE with methotrexate over methotrexate alone at all doses studied. The company believes the findings meet the prospectively defined endpoint of prevention of progression of joint damage, as measured by radiographic assessment.

Product sales were a record $115.1 million for the 1999 second quarter, an increase of 65% from product sales of $69.9 million in the 1998 second quarter which included $7.0 million in sales from the company's diagnostics business that was sold in November 1998. Excluding diagnostic sales, product sales rose 83% from the year-ago second quarter.

The gross margin was 67.6% for the second quarter of 1999 versus 65.1% in the same period of 1998, and operating earnings before interest and taxes were 16.4% of sales in the 1999 second quarter versus 6.2% for the three months ended June 30, 1998.

For the first half of 1999, net income from operations was $16.1 million, or $0.23 per basic share and $0.22 per diluted share. This compares with operating net income of $3.5 million, or $0.05 per basic and diluted share, for the six months ended June 30, 1998.

Net income for the first half of 1999, including a one-time, after-tax gain from the sale of an equity investment of $3.1 million, or $0.04 per basic and diluted share, was $19.2 million, or $0.27 per basic and diluted share. For the six months ended June 30, 1998, the basic and diluted loss was $1.72 per share on a net loss of $121.0 million, including special charges primarily in connection with the RETAVASE acquisition, which was completed March 13, 1998.

For the first six months of 1999, product sales were $215.6 million, a 92.7% increase from $111.9 million in the first half of 1998, which excludes $14.5 million in diagnostic sales. The gross margin was 67.7% and 64.3% for the first six months of 1999 and 1998, respectively, and operating earnings before interest and taxes improved to 14.9% for the 1999 first half compared with 3.7% for the first six months of 1998.

Product Review

ReoPro[] (abciximab)
--------------------

[] Second quarter end sales to customers by Eli Lilly and Company, Centocor's marketing partner for ReoPro, were a record $114.3 million for the second quarter of 1999, up 13% from $101 million reported in both the year-ago second quarter and the first quarter of 1999. The 1999 second quarter total reflects record quarterly U.S. sales of $92.4 million and record quarterly international sales of $21.9 million. International sales grew 51% from the 1998 second quarter.

[] Centocor sales to Lilly were $65.6 million in the 1999 second quarter, an increase of 38% from $47.5 million in the same period of 1998.

[] For the six months ended June 30, 1999, ReoPro end sales were $215.2 million versus $170.9 million in the same period last year, a 26% increase. Centocor's sales to Lilly were $123.6 million in the first six months of 1999, up 33% from $93.2 million in the same period of 1998.

[] In June, ReoPro reached a major milestone in its history when cumulative sales passed the $1 billion mark. Since its launch in early 1995, more than 750,000 patients have been treated with ReoPro.

[] During the quarter, four peer-reviewed articles about ReoPro clinical trial data appeared in leading medical journals, as follows: the April 20 issue of Circulation published one-year results from the EPILOG trial; The New England Journal of Medicine featured an article on a substudy from the CAPTURE trial in the May 27 issue; the Journal of the American College of Cardiology included an article on the GRAPE pilot study; and an article and editorial discussing the positive results of the TIMI 14 trial appeared in the June 1 issue of
Circulation.   Together with an article published in the March issue of the
Journal of the American College of Cardiology, this makes five peer-reviewed articles about ReoPro in four months. This is a tribute to the quality of ReoPro's clinical trial data, which over the years has been a major factor in its success.

[] During the quarter, Centocor and Lilly announced they have initiated the Acute Coronary Syndromes Registry(TM) (ACS Registry), a database that follows patients with ACS from symptom onset through outcome. The goal of the multicenter, observational study is to define optimal treatment strategies for the nearly two million Americans who suffer from acute myocardial infarction and unstable angina each year.


RETAVASE[] (reteplase)
---------------------



[] RETAVASE sales were a record $24.9 million for the second quarter of 1999, rising 64% from $15.2 million in the year-ago second quarter. For the six months, sales were $45.3 million in 1999 versus $27.4 million in 1998, an increase of 65%.

[] As a result of the announcement on June 3 that Roche will exercise its call option on the remaining Genentech, Inc. shares it does not already own in accordance with the consent decree between Roche and the Federal Trade Commission in connection with Roche's acquisition of Corange, Ltd., Genentech will dismiss all pending litigation against Centocor regarding RETAVASE. Corange was the parent company of Boehringer Mannheim, the manufacturer of RETAVASE, when Centocor acquired the U.S. and Canadian marketing rights to RETAVASE in March 1998.

[] During the quarter, the GUSTO IV-AMI trial, designed to evaluate the combination therapy of ReoPro and RETAVASE in the treatment of heart attacks, began enrolling patients.

[] The July 1999 issue of American Heart Journal includes an article and related editorial on a study that showed RETAVASE to compare favorably with alteplase in massive pulmonary embolism.

[] At the upcoming European Society of Cardiology meeting, to be held August 28-September 1, final data will be presented from the SPEED trial, the pilot study for GUSTO IV-AMI. Final results from the TIMI 14 trial, which evaluated the combination therapy of ReoPro and low-dose fibrinlolytics in the treatment of heart attacks, are expected to be presented at the American Heart Association meeting in November.

FRAGMIN(R) (dalteparin sodium injection)
----------------------------------------



(S) On May 26, the FDA approved FRAGMIN for the treatment of unstable angina and non-Q-wave myocardial infarction for the prevention of ischemic complications due to blood clot formation in patients on concurrent aspirin therapy. Centocor began co-promoting FRAGMIN with Pharmacia & Upjohn in March.


REMICADE[] (infliximab)
----------------------


(S) Sales of REMICADE were $23.3 million for the second quarter of 1999 compared with $21.1 million for the 1999 first quarter. For the first half of 1999, REMICADE sales were $44.4 million.

(S) On May 24, the European Union's Committee for Proprietary Medicinal Products (CPMP) issued a positive opinion recommending that REMICADE be approved for marketing in Europe for the treatment of severe Crohn's disease. The CPMP opinion is the basis for a European Commission approval, typically issued within three to four months of the CPMP's recommendation. Upon final approval, Schering-Plough Corp. will be the exclusive distributor of the drug in Europe.

(S) At the Digestive Disease Week meeting in mid-May, data presented from a study in pediatric Crohn's patients showed that REMICADE dramatically improved symptoms of the disease in the majority of the children with no significant adverse effects from the treatment.

(S) The May 5 issue of The New England Journal of Medicine featured an article about a clinical trial involving 94 patients that demonstrated REMICADE's effectiveness in healing fistulas, a serious complication of Crohn's disease.

(S) A summary of results from the ATTRACT trial, presented at the European League Against Rheumatism meeting in Glasgow, Scotland, on June 7, showed that REMICADE produced significant reductions of signs and symptoms that were sustained or further reduced from 30 weeks through 54 weeks of therapy in patients with advanced rheumatoid arthritis. In addition, REMICADE was generally well tolerated and side effects were minimal.

(S) During the quarter, patient enrollment began in the ACCENT trial, designed to evaluate the benefits of REMICADE as maintenance therapy for Crohn's disease. Currently, REMICADE is indicated for short-term management of the disease.

(S) On June 11, the FDA honored Richard V. McCloskey, M.D., vice president and chief medical officer for Centocor, with the Commissioner's Special Citation for his role in helping develop REMICADE as a treatment for patients with Crohn's disease.

Other


(S) On July 1, Standard & Poor's assigned a double-`B' corporate credit rating to Centocor, Inc. At the same time, S&P assigned a single-`B'-plus rating to Centocor's outstanding $460 million, 4 3/4% convertible subordinated notes due 2000. The credit rating agency also rated the company's outlook as positive.

Certain of the matters discussed herein with respect to future earnings, clinical studies and the Company's products may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by the Company's management. Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, competitive, governmental, technological and other factors discussed in the Company's filings with the Securities and Exchange Commission, which may affect the Company's business and prospects. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

On the Internet: More company information can be found on Centocor's homepage at WWW.CENTOCOR.COM


                                    - XXX -

                               (Tables Attached)


ReoPro[] is a registered trademark of Eli Lilly and Company.

                                CENTOCOR, INC.
                        SUMMARY STATEMENT OF OPERATIONS
                     (in thousands except per share data)
                                  (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                              For the three months ended              For the six months ended
                                                           June 30, 1999      June 30, 1998        June 30, 1999      June 30, 1998
--------------------------------------------------------  ---------------    ---------------      ---------------    ---------------
Revenues:
  Sales                                                     $    115,125       $     69,880         $    215,622       $    126,385
  Contracts                                                        1,996             21,002                2,246             21,362
--------------------------------------------------------  ---------------    ---------------      ---------------    ---------------
                                                                 117,121             90,882              217,868            147,747

Costs and expenses                                                98,256             66,578              185,825            123,118
Special charges*                                                      --                 --                   --            145,405
Other income (expense), net**                                     (3,639)            (3,574)                 (10)             1,349
--------------------------------------------------------  ---------------    ---------------      ---------------    ---------------
Income (loss) before provision
  for income taxes                                                15,226             20,730               32,033           (119,427)
Income tax provision                                               6,090              1,450               12,813              1,600
--------------------------------------------------------  ---------------    ---------------      ---------------    ---------------
Net income (loss)                                           $      9,136       $     19,280         $     19,220       $   (121,027)
========================================================  ===============    ===============      ===============    ===============
Earnings per share from operations (basic)                  $       0.13       $       0.03         $       0.23       $       0.05
========================================================  ===============    ===============      ===============    ===============
Earnings per share from operations (diluted)                $       0.13       $       0.03         $       0.22       $       0.05
========================================================  ===============    ===============      ===============    ===============
Basic earnings (loss) per share***                          $       0.13       $       0.27         $       0.27       $      (1.72)
========================================================  ===============    ===============      ===============    ===============
Diluted earnings (loss) per share                           $       0.13       $       0.27         $       0.27       $      (1.72)
========================================================  ===============    ===============      ===============    ===============
Weighted average number
  of shares outstanding                                           70,939             70,384               70,901             70,284
========================================================  ===============    ===============      ===============    ===============
Weighted average common and dilutive
  equivalent shares outstanding                                   72,663             72,144               72,518             70,284
========================================================  ===============    ===============      ===============    ===============

*Special charges for the six months ended June 30, 1998 includes a charge of $139.4 million relating to the acquisition of RETAVASE and a charge of $6.0 million related to a restructuring of Centocor Diagnostics Inc.

**Other income (expense), net for the six months ended June 30, 1999 includes a gain on sale of the Company's investment in Biometric Imaging, Inc. of $5.2 million. Other income (expense), net for the six months ended June 30, 1998 includes a gain on the sale of the Company's investment in ChromaVision Medical Systems, Inc. for $6.9 million and a charge of $4.7 million related to the settlement of litigation.

***Net Income from operations for the six months ended June 30, 1999, which excludes the gain on sale of the Company's investment in Biometric Imaging, Inc., is $0.23 per share (basic) and $0.22 per share (diluted). For the six months ended June 30, 1998 net income from operations excluding significant one-time items such as REMICADE contract revenue, special charges, gain on sale of the Company's Chroma Vision Medical Systems, Inc. investment and litigation charges is $0.05 per share (basic and diluted). Net income from operations for the three months ended June 30, 1998, which excludes significant one-time items such as REMICADE contract revenue of $20 million and a litigation charge of $1.3 million, is $0.03 per share (basic and diluted).

                                 CENTOCOR, INC
                      QUARTERLY STATEMENTS OF OPERATIONS
                     (in thousands except per share data)
                                  (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       YEAR                                YEAR
                                                                                      TO DATE                             TO DATE
                                                                                      THROUGH                             THROUGH
For the three months ended:            3.31.98     6.30.98    9.30.98    12.31.98    12.31.98    3.31.99      6.30.99     6.30.99
------------------------------------------------------------------------------------------------------------------------------------
REVENUES
  Sales                               $  56,505   $ 69,880   $  87,602   $ 102,724    $ 316,711   $ 100,497   $115,125    $ 215,622
  Contracts                                 360     21,002          67          --       21,429         250      1,996        2,246
                                      ----------------------------------------------------------------------------------------------
                                         56,865     90,882      87,669     102,724      338,140     100,747    117,121      217,868
COSTS AND EXPENSES
  Cost of sales                          20,760     24,422      32,220      30,853      108,255      32,364     37,258       69,622
  Research and development               19,913     16,048      12,728      18,232       66,921      20,951     21,559       42,510
  Marketing, general and
    administrative                       15,867     26,108      36,123      41,659      119,757      34,254     39,439       73,693
  Special charges                       145,405         --          --          --      145,405          --         --           --
                                      ----------------------------------------------------------------------------------------------
                                        201,945     66,578      81,071      90,744      440,338      87,569     98,256      185,825
OTHER INCOME (EXPENSE)
  Interest income                         4,164      3,636       3,357       3,515       14,672       2,231      2,003        4,234
  Interest expense                       (2,687)    (5,634)     (5,815)     (5,037)     (19,173)     (5,327)    (4,657)      (9,984)
  Litigation charge                      (3,430)    (1,300)         --          --       (4,730)         --         --           --
  Gain on sale of investment              6,931         --          --          --        6,931       5,196         --        5,196
  Gain on sale of Diagnostics
    related assets                           --         --          --      18,620       18,620          --         --           --
  Other                                     (55)      (276)       (388)        503         (216)      1,529       (985)         544
                                      ----------------------------------------------------------------------------------------------
                                          4,923     (3,574)     (2,846)     17,601       16,104       3,629     (3,639)         (10)
Income (loss) before provision
  (benefit) for income taxes           (140,157)    20,730       3,752      29,581      (86,094)     16,807     15,226       32,033
Provision for income taxes                  150      1,450         265       2,071        3,936       6,723      6,090       12,813
Income tax benefit                           --         --          --    (282,317)    (282,317)         --         --           --
                                      ----------------------------------------------------------------------------------------------
Net income (loss)                     $(140,307)  $ 19,280   $   3,487   $ 309,827    $ 192,287   $  10,084   $  9,136    $  19,220
                                      ==============================================================================================
Basic earnings (loss) per share       $   (2.00)  $   0.27   $    0.05   $    4.38    $    2.73   $    0.14   $   0.13    $    0.27
                                      ==============================================================================================
Diluted earnings (loss) per share     $   (2.00)  $   0.27   $    0.05   $    3.86    $    2.59   $    0.14   $   0.13    $    0.27
                                      ==============================================================================================
Weighted average number
  of shares outstanding                  70,185     70,384      70,502      70,680       70,437      70,863     70,939       70,901
                                      ==============================================================================================
Weighted average common and
  dilutive equivalent shares
  outstanding                            70,185     72,144      71,974      81,706       81,435      72,388     72,663       72,518
                                      ==============================================================================================

                                CENTOCOR, INC.
               SUMMARY OF CONSOLIDATED BALANCE SHEET INFORMATION
                     (in thousands except per share data)
                                  (Unaudited)

                                           -----------------------------------------------------------------------------------------
                                             MARCH 31,      JUNE 30,      SEPTEMBER 30,      DECEMBER 31,     MARCH 31,     JUNE 30,
                                               1998          1998            1998               1998            1999         1999
                                           -----------------------------------------------------------------------------------------
SELECTED
BALANCE SHEET CAPTION:
CASH & CASH INVESTMENTS                     $  297,821     $  246,791    $  214,157         $  220,270       $  206,977   $  189,329
EQUITY INVESTMENTS                               2,554          3,193         6,650              6,332            4,962        5,923
NET FIXED ASSETS                                89,958        106,816       132,605            155,423          182,082      206,319
DEFERRED TAX ASSETS                                 --             --            --            312,188          305,684      300,899
OTHER ASSETS                                   334,337        368,119       379,408            387,876          365,540      404,052
                                           -----------------------------------------------------------------------------------------
TOTAL ASSETS                                $  724,670     $  724,919    $  732,820         $1,082,089       $1,065,245   $1,106,522
                                           =========================================================================================
DEBT                                        $  520,534     $  465,882    $  466,316         $  466,383       $  465,882   $  465,607
OTHER LIABILITIES                               94,535        126,172       123,318            129,487          107,082      140,136
                                           -----------------------------------------------------------------------------------------
TOTAL LIABILITIES                              615,069        592,054       589,634            595,870          572,964      605,743
SHAREHOLDERS' EQUITY                           109,601        132,865       143,186            486,219          492,281      500,779
                                           -----------------------------------------------------------------------------------------
TOTAL LIABILITIES &
SHAREHOLDERS' EQUITY                        $  724,670     $  724,919    $  732,820         $1,082,089       $1,065,245   $1,106,522
                                           =========================================================================================
COMMON STOCK OUTSTANDING                        70,193         70,415        70,540             70,756           70,902       70,966
BOOK VALUE PER SHARE                        $     1.56     $     1.89    $     2.03         $     6.87       $     6.94   $     7.06

                                CENTOCOR, INC.
                  SUPPLEMENTAL STATEMENTS OF OPERATIONS DATA
                     (in thousands except per share data)
                                  (Unaudited)

-------------------------------------------------------------------------------------------------------------------------
Three months ended June 30,                                              1999               1998           Proforma 1998*
-------------------------------------------------------------------------------------------------------------------------

REVENUES:
  Sales                                                             $    115,125         $    69,880       $       62,880
  Contracts                                                                1,996              21,002               20,000
                                                                    ------------         -----------       --------------
                                                                         117,121              90,882               82,880

COSTS AND EXPENSES:
  Cost of sales                                                           37,258              24,422               20,893
  Research and development                                                21,559              16,048               14,716
  Marketing, general and administrative                                   39,439              26,108               24,158
                                                                    ------------         -----------       --------------
                                                                          98,256              66,578               59,767

OTHER INCOME (EXPENSE):
  Interest income                                                          2,003               3,636                3,636
  Interest expense                                                        (4,657)             (5,634)              (5,634)
  Litigation settlement                                                       --              (1,300)              (1,300)
  Other                                                                     (985)               (276)                 (93)
                                                                    ------------         -----------       --------------
                                                                          (3,639)             (3,574)              (3,391)

Income before provision for income taxes                                  15,226              20,730               19,722

  Provision for income taxes                                               6,090               1,450                7,889
                                                                    ------------         -----------       --------------
Net income                                                          $      9,136         $    19,280       $       11,833
                                                                    ============         ===========       ==============

Basic earnings per share                                            $       0.13         $      0.27       $         0.17
                                                                    ============         ===========       ==============

Diluted earnings per share                                          $       0.13         $      0.27       $         0.16
                                                                    ============         ===========       ==============

Weighted average number of shares
  outstanding                                                             70,939              70,384               70,384
                                                                    ============         ===========       ==============

Weighted average common and dilutive
  equivalent shares outstanding                                           72,663              72,144               72,144
                                                                    ============         ===========       ==============

Operating statistics:
  Gross margin as a percentage of sales                                    67.6%               65.1%                66.8%
  Operating EBIT                                                    $     18,865         $     4,304       $        3,113
  Operating EBIT as a percentage of sales                                  16.4%                6.2%                 5.0%
  Net income from operations (after tax)                            $      9,136         $     1,888       $          613
  Operating earnings per share (basic and diluted)                  $       0.13         $      0.03       $         0.01

* 1998 Proforma shows the effects of removing the Diagnostic business activities and assumes a 40% effective tax rate.

                                CENTOCOR, INC.
                  SUPPLEMENTAL STATEMENTS OF OPERATIONS DATA
                     (in thousands except per share data)
                                  (Unaudited)

-------------------------------------------------------------------------------------------------------------------------
Six months ended June 30,                                                1999               1998           Proforma 1998*
-------------------------------------------------------------------------------------------------------------------------

REVENUES:
  Sales                                                             $    215,622         $   126,385       $      111,878
  Contracts                                                                2,246              21,362               20,000
                                                                    ------------         -----------       --------------
                                                                         217,868             147,747              131,878

COSTS AND EXPENSES:
  Cost of sales                                                           69,622              45,182               38,537
  Research and development                                                42,510              35,961               31,382
  Marketing, general and administrative                                   73,693              41,975               38,290
  Special charges                                                             --             145,405              139,437
                                                                    ------------         -----------       --------------
                                                                         185,825             268,523              247,646

OTHER INCOME
  Interest income                                                          4,234               7,800                7,800
  Interest expense                                                        (9,984)             (8,321)              (8,321)
  Gain on sale of investment                                               5,196               6,931                   --
  Litigation settlement                                                       --              (4,730)              (4,730)
  Other                                                                      544                (331)                (148)
                                                                    ------------         -----------       --------------
                                                                             (10)              1,349               (5,399)

Income (loss) before provision for income taxes                           32,033            (119,427)            (121,167)

  Provision for income taxes                                              12,813               1,600                8,680
                                                                    ------------         -----------       --------------
Net income (loss)                                                   $     19,220         $  (121,027)      $     (129,847)
                                                                    ============         ===========       ==============

Basic earnings per share                                            $       0.27         $     (1.72)      $        (1.85)
                                                                    ============         ===========       ==============

Diluted earnings per share                                          $       0.27         $     (1.72)      $        (1.85)
                                                                    ============         ===========       ==============

Weighted average number of shares
  outstanding                                                             70,901              70,284               70,284
                                                                    ============         ===========       ==============

Weighted average common and dilutive
  equivalent shares outstanding                                           72,518              70,284               70,284
                                                                    ============         ===========       ==============

Operating statistics:
Gross margin as a percentage of sales                                      67.7%               64.3%                65.6%
Operating EBIT                                                      $     32,043         $     4,629       $        3,669
Operating EBIT as a percentage of sales                                    14.9%                3.7%                 3.3%
Net income from operations (after tax)                              $     16,102         $     3,513       $        1,800
Operating earnings per share (basic)                                $       0.23         $      0.05       $         0.03
Operating earnings per share (diluted)                              $       0.22         $      0.05       $         0.03

* 1998 Proforma shows the effects of removing the Diagnostic business activities and assumes a 40% effective tax rate.